Exhibit 5.1

[Letterhead of Heenan Blaikie LLP]

September 17, 2010

Sprott Physical Gold Trust

Suite 2700, South Tower

Royal Bank Plaza

200 Bay Street

Toronto, Ontario

M5J 2J1

Re: Sprott Physical Gold Trust, Registration Statement on Form F-1 MEF, Registration No. 333-

Ladies and Gentlemen:

We have acted as legal counsel to Sprott Physical Gold Trust, a trust organized under the laws of the Province of Ontario (the “Trust”), in connection with the Trust’s (i) registration statement on Form F-1 (File No. 333-169225), as amended, public offering of up to 25,300,000 trust units (“Units”), which includes up to 3,300,000 Units issuable upon exercise of an over-allotment option by Morgan Stanley & Co. and RBC Capital Markets (collectively, the “Underwriters”) as set forth in the underwriting agreement to be entered into by and among the Trust, the Underwriters and the other underwriters named therein (the “Underwriting Agreement”), filed with the Securities and Exchange Commission (the “Commission”) on September 3, 2010, which was declared effective on September 16, 2010 (the “Initial Registration Statement”); and (ii) the preparation of the Company’s registration statement on Form F-1 MEF (Registration No. 333-                                     ) as filed with the Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), on September 17, 2010, for the purpose of adding to the number of the Units registered under the Initial Registration Statement by 2,530,000 (the “Additional Units”) (the “Additional Registration Statement” and, together with the Initial Registration Statement, the “Registration Statement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act.

We are qualified to express opinions with respect to the laws of the Province of Ontario and the federal laws of Canada applicable therein. We express no opinion on the laws of any jurisdiction other than the Province of Ontario and the federal laws of Canada applicable therein.

In connection with this opinion, we have examined (i) the Additional Registration Statement; (ii) the prospectus that is contained in the Initial Registration Statement; (iii) the Trust Agreement of the Trust filed as an exhibit to the Registration Statement; (iv) the form of Management Agreement entered into between the Trust and Sprott Asset Management LP (the “Manager”); (v) a specimen certificate evidencing the trust units of the Trust, and (vi) resolutions of the Board of Directors of the Manager, relating to the issuance of the Units and related matters and to the filing of the Registration Statement and related matters, as well as such records and documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion.

For the purposes of our opinions hereinafter expressed, we have assumed the genuineness of all signatures of all parties, the legal capacity of individuals signing any documents and the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic or electronically transmitted copies or facsimiles thereof and the authenticity of the originals of such certified, photostatic or electronically transmitted copies or facsimiles.

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Additional Units have been duly authorized by the Manager on behalf of the Trust and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit 5.1 to the Additional Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of person whose consent is required by the Securities Act, or the rules and regulations promulgated thereunder.

Yours truly,

Heenan Blaikie LLP

/s/ Heenan Blaikie LLP